UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2019

 SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 West 38th Street, 10th Floor

New York, NY 10018

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (917) 438-4353

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SLS	The Nasdaq Capital Market

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2019, SELLAS Life Sciences Group, Inc. (the “Company”) consummated an underwritten public offering (the “Offering”) of (i) 26,367,200 shares of common stock, (ii) 73,632,800 pre-funded warrants exercisable for shares of common stock, and (iii) accompanying common stock warrants to purchase up to an aggregate of 100,000,000 shares of common stock. The Offering was conducted pursuant to an Underwriting Agreement dated June 14, 2019 by and between the Company and A.G.P./Alliance Global Partners, LLC (the “Underwriting Agreement”).

The shares of common stock and accompanying common stock warrants were sold at a combined Offering price of $0.15 per share and common stock warrant. Each common stock warrant sold with the shares of common stock represents the right to purchase one share of common stock at an exercise price of $0.50 per share.  The common stock warrants are exercisable immediately, expire five years from the date of issuance and contain anti-dilution protection upon the issuance of any common stock, securities convertible into common stock, or certain other issuances at a price below the then-existing exercise price of the warrants, subject to certain exceptions. Additionally, the common stock warrants provide that, beginning 60 days after issuance, each common stock warrant may be exercised on a cashless basis, at the option of the holder, in whole or in part, for one share of common stock, if during the period of time between the date that is 60 days after issuance and the date that is 15 months after issuance, the weighted average price of the common stock on any trading day immediately prior to the exercise date is lower than the then-applicable exercise price per share.

The pre-funded warrants and accompanying common stock warrants were sold at a combined Offering price of $0.1499 per pre-funded warrant and common stock warrant. The pre-funded warrants were sold to purchasers whose purchase of shares of common stock in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s outstanding common stock immediately following the consummation of the Offering, in lieu of shares of common stock. Each pre-funded warrant represents the right to purchase one share of the Company’s common stock at an exercise price of $0.0001 per share. The pre-funded warrants are exercisable immediately and may be exercised at any time until the pre-funded warrants are exercised in full. The shares of common stock and pre-funded warrants, and accompanying common stock warrants, were issued separately and are immediately separable upon issuance.

In connection with the Offering, the Company agreed to take such appropriate steps as are necessary to promptly reduce the exercise price of those warrants that were issued pursuant to that certain Warrant Agreement dated July 16, 2018 to $0.15 (subject to adjustment for stock splits and the like). The Offering is also contemplated to result in an adjustment to the exercise price of those private placement warrants that were issued to certain investors on March 9, 2018 and May 1, 2018, pursuant to Section 3(b) thereof. Additionally, no later than November 8, 2019, the Company has agreed to seek the approval of The Nasdaq Stock Market to reduce the exercise price to $0.15 (subject to adjustment for stock splits and the like) of those warrants what were issued to certain holders pursuant to those certain Warrant Exercise Agreements entered into by and among the Company such holders on March 6, 2019.

On June 18, 2019, the Company entered into a Warrant Agreement with Computershare, Inc., and Computershare Trust Company N.A.(together, “Computershare”), appointing Computershare as Warrant Agent for purposes of the Offering (the “2019 Warrant Agreement”), defining the mechanism and timing for issuance of warrants in the Offering, and attaching the form of common warrant issued to the investors in the Offering. A registration statement on Form S-1 relating to the offering was filed with the Securities and Exchange Commission (the “SEC”) on May 23, 2019, amended on June 6, 2019 and June 13, 2019, and was declared effective on June 13, 2019.

The gross proceeds to the Company from the Offering, before deducting underwriting discounts and commissions and other estimated Offering expenses, and excluding the exercise of any warrants, was approximately $15 million.

The Underwriting Agreement and the 2019 Warrant Agreement with accompanying form of common warrant are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K, and the description of the terms of the Underwriting Agreement and the 2019 Warrant Agreement are qualified in their entirety by reference to such exhibit. The form of pre-funded warrant is filed as Exhibit 10.2 to this Current Report on Form 8-K, and the description of the terms of the pre-funded warrant is qualified in its entirety by reference to such exhibit.

Item 3.03	Material Modifications to Rights of Security Holders.

The information contained above in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 8.01	Other Events.

On June 14, 2019, the Company issued a press release announcing the pricing of the Offering, a copy of which is filed as Exhibit 99.1, and on June 18, the Company issued a press release announcing the closing of the Offering, a copy of which is filed as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description
1.1	Underwriting Agreement dated June 14, 2019 between the Company and A.G.P./Alliance Global Partners, LLC.
10.1	Warrant Agreement including form of accompanying Common Warrant, dated as of June 18, 2019, between the Company and Computershare.
10.2	Form of Pre-Funded Warrant.
99.1	Press Release dated June 14, 2019.
99.2	Press Release dated June 18, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELLAS Life Sciences Group, Inc.

Date: June 18, 2019	By:	/s/ Barbara A. Wood
		Name:	Barbara A. Wood
		Title:	Executive Vice President, General Counsel